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                           AGREEMENT FOR THE TRANSFER OF
                         SCIENTIFIC AND TECHNICAL KNOWLEDGE
               AND FOR THE COMMERCIAL EXPLOITATION OF RESEARCH RESULTS

BY AND BETWEEN:

On behalf of the Pharmaceutical and Biological Sciences Department (LA FACULTE DES SCIENCES PHARMACEUTIQUES ET BIOLOGIQUES) of UNIVERSITE PARIS V, RENE DESCARTES, 12 Rue de l'Ecole de Medecine, 75270 Paris Cedex 06, represented by its President, Mr. Pierre Daumard, duly authorized for the purposes hereof, hereinafter the "University",

DRUGABUSE SCIENCES SAS, a French simplified connection (SOCIETE ANONYME SIMPLIFIEE), having its principal office at 166 Boulevard du Montparnasse, 75014 Paris, represented by Mrs. Maryvonne Hiance, acting in her capacity as Chief Executive Officer, duly authorized for the purposes hereof.

                                hereinafter the "DAS S.A.S.",

DRUGABUSE SCIENCES INC., a US company located in Hillsborough, California, USA, represented by Dr. Philippe Pouletty, acting as Chairman of the Board of Directors, duly authorized for the purposes hereof, hereinafter the "DAS Inc.",

                                    RECITALS

WHEREAS,

The DAS Group, a SUBSIDIARY OF DAS INC., is developing new products for the treatment and prevention of drug addiction and alcoholism.

DAS S.A.S. is developing some of its products at its laboratory in the Pharmacy Department in Paris, with which DAS S.A.S., signed an agreement for the occupancy of premises and for the provision of services on JULY 17, 1997.

DAS is developing the COC-AB product worldwide through various companies that are members of the DAS Group. An agreement was signed on September 6, 1999 with the University for the COC-AB product, concerning compensation and the intellectual property rights relating to the provision of development and other services provided by the University.

Patent applications have been filed for these antibodies in Europe and in the United States of America, exclusively in the name of DAS Inc.

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In Europe, DAS S.A.S. today (the date of signature of this Agreement), hired a research team for the development of its products (5 individuals), signed contracts with specialized consultants to monitor its research, and set up a European scientific committee (6 French researchers).

The laboratory of Professor Galons (Organic Chemistry Laboratory II (LABORATOIRE DE CHIMIE ORGANIQUE II) in the Pharmacy Department at Universite Rene Descartes does most of its work in the following area of research: cellular and molecular biology applied to diagnosis and treatment. Its field of research includes but it is not limited to fundamental research on methamphetamine immunogens and dopamine receptor ligands, which are the subject of this agreement for the commercial exploitation of research.

Pursuant to Act no. 99-587 on Innovation and Research of July 12, 1999, the University wishes, by means of this contractual agreement, to develop cooperation with DAS for the commercial exploitation of the research performed by its laboratory and the work performed jointly with DAS.

Many regulations implementing the Act of July 12, 1999, have not yet been issued at this time. If it should turn out that one or more provisions of those regulations is/are contrary to this Agreement, they shall be modified accordingly by means of a supplementary agreement.

In addition, it is stipulated that the DAS Group also wishes the University to provide it with services for the development of products for the treatment and prevention of drug addiction and alcoholism other than the COC-AB antibodies. Research may also be performed and services provided by Organic Chemistry Laboratory 2 (LABORATOIRE DE CHIMIE ORGANIQUE 2) headed by Professor Herve Galons, in accordance with future, individual agreements for the provision of services. It must be recalled that [**********].

NOW, THEREFORE, THE ABOVE-MENTIONED PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1

In this Agreement, the following terms shall have the meanings ascribed to them below:

1.1     "Products" means [**********].

1.2 "DAS Group" means DAS S.A.S. and DAS Inc., along with their subsidiaries, i.e., those companies in which they owe more than 50% of the capital stock and/or voting rights, the business of which is to introduce the Products onto the market.

1.3 "Net Sales" means [**********] (including but not limited to sublicensees and distributors), [**********]:

        - [**********];
        - [**********];
        - [**********];

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        - [**********].

1.4 "Results" means the results of the research work on the Products which are the subject hereof, regardless of whether these results are patentable inventions.

ARTICLE 2

The purpose of this Agreement is to establish a cooperative relationship between the DAS Group and the University, on behalf of the Organic Chemistry 2 (LABORATOIRE DE CHIMIE ORGANIQUE 2) headed by Professor Herve Galons, for research on the Products developed both by the Group and Universite Rene Descartes, and shall govern the rights and obligations of the parties arising therefrom.

ARTICLE 3

3.1     The Results shall be owned by the Party which obtained them.

3.2 Where Results were obtained through the joint and indivisible efforts of both Parties, they shall be owned by the both Parties, each in equal shares, i.e., 50% by each Party.

3.3 The DAS Group shall file all patent applications for the Results owned by it, at its discretion.

        The DAS Group shall, subject to the express consent of the University, file, in the United States and the countries of the European Union, applications for the Results owned by the University and those jointly owned by both Parties.

        Where the Results are owned by the University, the DAS Group shall act for and on behalf of the University, with its express consent; where the Results are owned jointly the DAS Group shall file patent applications for and on behalf of both Parties, and the University undertakes promptly to grant its consent.

        The University shall appoint the DAS Group as its agent to do whatever is necessary in connection with the aforementioned filings, and promptly to provide all documents to be signed and all papers instruments required in this regard. The DAS Group shall [**********].

3.4 If one of the Parties, or both Parties, believe it appropriate to file a patent application for Results owned by the University or jointly owned by them in one or more countries other than those referred to in subsection 3.3 above, they shall agree on the terms of filing and on the costs to be paid by each, provided, however that under all circumstances, the DAS Group shall have the right to make any such filing on the terms set out in subsection 3.3 above, provided that it pays the costs thereof.

3.5 The University Organic Chemistry Laboratory 2, headed by Professor Herve Galons, is obligated to inform DAS of the Results in the field identified in article 1 above.

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3.6     In all cases, the staff who are responsible for the invention shall be cited as the inventors in any resulting applications for industrial property protection.

ARTICLE 4

4.1 The University shall grant the DAS Group a worldwide, exclusive license for the exploitation, manufacture and marketing of all of the Results, along with an option to grant sub-licenses for all of the Results, including all patents filed in its name or jointly owned by it. This exclusive worldwide license shall remain in force throughout the entire time period in which the Results are protected by intellectual property rights.

4.2 In consideration for the exclusive worldwide license granted by the University under subsection 4.1, the DAS Group undertakes to pay [**********], commencing on the date on which the first national authorization for placing each Product on the market is issued, and for a period of five years from that date. [**********].

4.3 The aggregate cumulative amount of the fees [**********] exclusive worldwide license, which shall continue in accordance with the terms of subsection 4.1.

4.4     This fee, [**********].

4.5 DAS S.A.S. undertakes to keep special, separate accounts in which it shall enter the number of products [**********].

4.6 The DAS Group undertakes to seriously exploit the Products through DAS S.A.S. in France and DAS Inc. and its other subsidiaries for the rest of the world.

ARTICLE 5

This Agreement is entered into for a term [**********].

In all instances, all obligations assumed by the University with respect to patent licenses during the term of validity of this Agreement toward DAS, as well as the fee payment obligations toward Universite Rene Descartes, shall be complied with throughout the term of said obligations, even if it is longer than the term of this Agreement.

The Organic Chemistry Laboratory 2, headed by Professor Herve Galons of the Universite Paris V, Rene Descartes, undertakes throughout the term of this Agreement not to sign any research or development contracts with a third party concerning the research, technology or products relating to [**********].

ARTICLE 6

The parties to this Agreement undertake to keep all information covered by the Agreement strictly confidential. They shall ensure that the information communicated to their employees or to various service providers or to those providing research and development services will only be disclosed on a strictly need-to-know basis.

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Information belonging to either party shall be deemed non-confidential when:

- it is a matter of public knowledge before communicated to the other party, or

- it is disclosed to the public other than by an act or omission on the part of the other Party, or

- it is communicated to the other party by a third party which is not subject to a confidentiality obligation.

The Parties undertake not to make any disclosure concerning the Results before a patent application is filed without the prior, written consent of the other Party.

ARTICLE 7

This Agreement is governed by French law.

Any dispute that may arise in connection with or relate to this Agreement shall be referred to the competent Paris courts.

Signed in Paris on March 3, 2000
In three original copies, comprising one for each party.


/s/ Pierre Daumar                                     /s/ Maryvonne Hiance
---------------------------------                     ------------------------
Universite Paris V Rene Descartes                     Drug Abuse Sciences SA


                          /s/  Philippe Pouletty
                          -----------------------------
                          DrugAbuse Sciences Inc.


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